EXHIBIT  4.1

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                                Network USA, Inc.

               Incorporated under the laws of the State of Nevada
            50,000,000 shares common stock authorized, $.01 par value
           1,000,000 shares preferred stock authorized, $.01 par value

                                                           CUSIP  NO.  640910105

Number                                                                Shares

This  certifies  that:

Is  the  record  holder  of:

     ________ Shares of Network USA, Inc. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered with the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly officers.

Dated:


/s/Michael  Mead                              /s/Richard  J.  Church
----------------                              ----------------------
Secretary                                     Co-President
                         Corporate  Seal

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